SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                FORM 8-K

                   Current Report Under Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report                              June 30, 2005

Commission File No.                               0-8190

                     WILLIAMS INDUSTRIES, INCORPORATED
                     ---------------------------------
             (Exact name of registrant as specified in its charter)

         Virginia                              54-0899518
-----------------------------         -------------------------
(State or other jurisdiction of     (I.R.S. Employer Identification
 incorporation or organization)               Number)

     8624 J.D. Reading Drive                     20108
---------------------------------        ----------------------
(Address of Principal Executive                 (Zip Code)
 Offices)

         P.O. Box 1770                           20108
---------------------------------        ----------------------
(Mailing Address of Principal                   (Zip Code)
 Executive Offices)

                             (703) 335-7800
          ----------------------------------------------------
          (Registrant's telephone Number, including area code)


Item 1.01.  Entry into a Material Definitive Agreement

Williams Industries Reports Forbearance Agreement with
Primary Lender

Williams Industries, Inc. (NASDAQ: WMSI) has entered into a
Forbearance Agreement with its primary lender, United Bank. In its Form 10-Q for the quarter ended 4-30-2005, the Company reported the acceleration of all debts owing to United Bank, as of May 12, 2005. These debts totaled approximately $5.4 million, including a $2.5 million credit line that matured on May 5, 2005.
The Forbearance Agreement was entered into and closed on June 30, 2005, after protracted negotiations.

Under the agreement, United Bank agrees to forbear from enforcing the original terms of its Loan and Security Agreement until February 28, 2006, on the following conditions this description is qualified in its entirety by the terms of the agreement attached hereto :

(1) All amounts owing through June 30, 2005, be paid at closing. This included approximately $200k of principal and $100k of interest and fees. Approximately $200k was generated through the sale of a parcel of company property, located in Bedford, Virginia, to the City of Bedford, under an option granted in July 2004.

(2) The Company agreed to grant United Bank a First Mortgage in its Wilmington, DE property, valued at $750k, to be recorded not later than July 15, 2005. Within 60 days, the Lender will obtain a fair market value appraisal, and to the extent the appraisal is lower than $750k, this would constitute an event of default under the Forbearance Agreement. The Lender agreed that such default could be cured if Frank E. Williams, Jr.
agrees personally to guarantee the shortfall.

(3) The Williams Family Limited Partnership (WFLP), an affiliated entity controlled by Frank E. Williams, Jr. and beneficially owned by Williams family members, including Mr.
Williams, Jr. and his sons, company President and CEO Frank
E. Williams, III and Vice President H. Arthur Williams, agreed to pledge an additional $1 million of the value of property leased by WFLP to the Company adjoining the Company's facility near Manassas, Virginia, to the Lender as additional collateral. This property, assessed for tax purposes in excess of $1.4 million (the "Wellington
Parcel"), is leased to the Company with an option to buy 10 of the 17 acres on terms described in previous filings. The Wellington Parcel is subject to a mortgage in favor of the Lender on which $400k is owed by the WFLP. The WFLP has agreed to the increase of the Deed of Trust to $1.4 million, such instrument to be recorded not later than July 15, 2005.
Within 60 days, the Lender will obtain a fair market value appraisal, and to the extent the appraisal is lower than $1.4 million, that would constitute an event of default under the Forbearance Agreement. The Lender agreed that such default could be cured if Frank E. Williams, Jr. agrees personally to guarantee the shortfall.

(4) The initial forbearance period extends through September 30, 2005. By that date, the Company intends to pay the Lender $750k, upon which the Lender has agreed to extend the forbearance through February 28, 2006. This payment is personally guaranteed by Frank E. Williams, Jr.
(5) During the Forbearance period, the Lender has agreed to accept monthly payments of interest only on notes aggregating $4.3 million, while payments on the remaining approximately $700k of debt will continue as if acceleration had not occurred.

Item 9.01.  Financial Statements and Exhibits

            Forbearance Agreement dated June 30, 2005.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Williams Industries, Incorporated

Date:  July 1, 2005
                                /s/ FRANK E. WILLIAMS, III
                               -------------------------------
                                Frank E. Williams, III, President